Exhibit 10.40

Summary of Translation of the

Oil Equipment Maintenance Contract, by and between Jidong, Tangshang City, Oilfield

Equipment Co., Ltd and Beijing Yabeinuoda Technology Development Co., Ltd.

On March 19, 2008, Jidong, Tangshang City, Oilfield Equipment Co. Ltd entered into an Oil Equipment Maintenance Contract with Beijing Yabeeinuoda Technology Development Co., Ltd for maintenance of a single oil-well controller. The contract price for the maintenance was RMB 600,000. This contract is renewed yearly and the 2008 payment has not yet been collected.